EXHIBIT 99.1

Press Release

Las Vegas Sands Reports Second
Quarter 2014 Results

For the Quarter Ended June 30, 2014 (Compared to the Quarter Ended June 30, 2013):

—	Net Revenue Increased 11.8% to $3.62 Billion

—	Strong Mass Gaming Volumes Drove a 21.9% Increase in Adjusted Property EBITDA in Macao to $801.3 Million (See Note 1 Below)

—	Consolidated Adjusted Property EBITDA Increased 18.6% to $1.31 Billion (See Note 1 Below)

—	Adjusted Earnings per Diluted Share Increased 30.8% to $0.85 (GAAP Earnings per Diluted Share Increased 29.7% to $0.83) (See Note 1 Below)

—	The Company Paid Dividends of $0.50 per share, an Increase of 42.9%

—	The Company Returned $320.0 Million of Capital to Shareholders through its Stock Repurchase Program (Exceeding its $75.0 Million per Month Minimum Target)

Note 1 – Includes the impact of the initiation of a “14th month” special bonus accrual for non-management employees in Macao. Absent this accrual, Adjusted Property EBITDA would have been approximately $29 million higher both in Macao and on a consolidated basis, and Adjusted Earnings per Diluted Share would have been $0.03 higher.

Las Vegas, NV (July 16, 2014) — Las Vegas Sands Corp. (NYSE: LVS) today reported financial results for the quarter ended June 30, 2014.

Second Quarter Overview

Mr. Sheldon G. Adelson, chairman and chief executive officer, said, “I am extremely pleased to report another quarter of continued strong growth in revenue, cash flow and earnings per share.  We are driving our strong financial performance through the focused and consistent execution of our global growth strategy, which continues to harness the power of our convention-based Integrated Resort business model.  We are confident that the continued execution of this strategy will extend our position as the global leader in Integrated Resort development and operation.

“In Macao, we delivered strong growth in the mass and non-gaming segments of our business. We welcomed nearly seventeen million visits during the quarter to our Macao property portfolio, which delivered a second quarter record $801.3 million in adjusted property EBITDA.  We remain confident that our market-leading Cotai Strip properties, which will be complemented by the Parisian Macao, which is targeted to open in late 2015, will meaningfully enhance the appeal of Macao to business and leisure travelers and provide an outstanding platform for growth in the years ahead.”

In Singapore, adjusted property EBITDA reached $417.8 million, reflecting strong growth in non-gaming revenue and steady mass gaming results.  Mass win-per-day increased 3.8% in the quarter compared to the year ago quarter, and reached a property record $4.68 million per day.

Mr. Adelson added, “The prudent management of our cash flow, including the ability to increase the return of capital to shareholders while maintaining a strong balance sheet and ample liquidity to invest in future growth opportunities, remains a cornerstone of our strategy.”

Since the inception of the company’s share repurchase program in June 2013, the company has returned $1.7 billion to shareholders through the repurchase of nearly 22.8 million shares, including $320.0 million of common stock (4.2 million shares at a weighted average price of $76.56) during the quarter ended June 30, 2014.

The company paid a recurring quarterly dividend of $0.50 per common share during the quarter, an increase of 42.9% compared to the second quarter of 2013. The company also announced that its next recurring quarterly dividend for the third quarter of 2014 of $0.50 per common share will be paid on September 30, 2014 to Las Vegas Sands shareholders of record on September 22, 2014.

Company-Wide Operating Results

Net revenue for the second quarter of 2014 increased 11.8% to reach $3.62 billion, compared to $3.24 billion in the second quarter of 2013. Consolidated adjusted property EBITDA increased 18.6% to reach $1.31 billion in the second quarter of 2014, compared to $1.11 billion in the year-ago quarter.  On a hold-normalized basis, adjusted property EBITDA increased 5.3% to reach $1.22 billion in the second quarter of 2014, compared to $1.16 billion in the second quarter of 2013.

On a GAAP (Generally Accepted Accounting Principles) basis, operating income in the second quarter of 2014 increased 23.2% to $961.5 million, compared to $780.6 million in the second quarter of 2013.  The increase in operating income was principally due to stronger operating results across our Macao property portfolio.

On a GAAP basis, net income attributable to Las Vegas Sands in the second quarter of 2014 increased 26.7% to $671.4 million, compared to $529.8 million in the second quarter of 2013, while diluted earnings per share in the second quarter of 2014 increased 29.7% to $0.83, compared to $0.64 in the prior year quarter. The increase in net income attributable to Las Vegas Sands reflected the growth in operating income described above, partially offset by the increase in net income attributable to noncontrolling interests.

Adjusted net income (see Note 2) increased to $690.4 million, or $0.85 per diluted share, compared to $540.6 million, or $0.65 per diluted share, in the second quarter of 2013. The increase in adjusted net income was driven by the higher net income attributable to Las Vegas Sands described above.

Sands China Ltd. Consolidated Financial Results

On a GAAP basis, total net revenues for Sands China Ltd. increased 15.0% to $2.38 billion in the second quarter of 2014, compared to $2.07 billion in the second quarter of 2013. Adjusted property EBITDA for Sands China Ltd. increased 22.3% to $800.6 million in the second quarter of 2014, compared to $654.8 million in the second quarter of 2013. Net income for Sands China Ltd. increased 27.2% to $620.2 million in the second quarter of 2014, compared to $487.6 million in the second quarter of 2013.

The Venetian Macao Second Quarter Operating Results

The Venetian Macao continued to enjoy Macao market-leading visitation and financial performance. The property delivered adjusted property EBITDA of $402.1 million, an increase of 11.4% compared to the second quarter of 2013. Non-Rolling Chip drop increased 40.2% to reach $2.23 billion for the quarter with Non-Rolling Chip win percentage of 25.7%.  Rolling Chip volume during the quarter increased 4.2% to reach $12.33 billion.  Rolling Chip win percentage was 3.45% in the quarter, exceeding both the expected range and the 3.41% experienced in the prior-year quarter. Slot handle increased 17.1% compared to the second quarter of 2013 and reached $1.35 billion.  Mall revenues increased 12.5% during the quarter to reach $42.2 million.

The following table summarizes the key operating results for The Venetian Macao for the second quarter of 2014 compared to the second quarter of 2013:

	Three Months Ended
The Venetian Macao Operations	June 30,
(Dollars in millions)	2014	2013	$ Change	Change
Revenues:
Casino	$927.6	$800.6	$127.0	15.9%
Rooms	61.2	51.1	10.1	19.8%
Food and Beverage	23.7	19.8	3.9	19.7%
Mall	42.2	37.5	4.7	12.5%
Convention, Retail and Other	21.3	18.4	2.9	15.8%
Less - Promotional Allowances	(43.3)	(32.7)	(10.6)	-32.4%
Net Revenues	$1,032.7	$894.7	$138.0	15.4%

Adjusted Property EBITDA	$402.1	$360.9	$41.2	11.4%
EBITDA Margin %	38.9%	40.3%		-1.4 pts

Operating Income	$361.2	$322.6	$38.6	12.0%

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$12,329.7	$11,838.0	$491.7	4.2%
Rolling Chip Win %(1)	3.45%	3.41%		0.04 pts

Non-Rolling Chip Drop	$2,234.9	$1,593.8	$641.1	40.2%
Non-Rolling Chip Win %	25.7%	28.2%		-2.5 pts

Slot Handle	$1,345.9	$1,149.7	$196.2	17.1%
Slot Hold %	5.0%	5.6%		-0.6 pts

Hotel Statistics

Occupancy %	89.1%	87.4%		1.7 pts
Average Daily Rate (ADR)	$262	$227	$35	15.4%
Revenue per Available Room (RevPAR)	$233	$199	$34	17.1%

(1)	This compares to our expected Rolling Chip win percentage of 2.7% to 3.0% (calculated before discounts and commissions).

Sands Cotai Central Second Quarter Operating Results

Net revenues and adjusted property EBITDA for the second quarter of 2014 at Sands Cotai Central were $784.8 million and $249.0 million, respectively, resulting in an EBITDA margin of 31.7%.

Non-Rolling Chip drop increased 53.2% to reach a record $1.88 billion with Non-Rolling Chip win percentage of 21.5%.  Rolling Chip volume declined 13.5% to $12.40 billion for the quarter.  Slot handle increased 57.4% to $1.97 billion for the quarter.

Mass win per table per day increased 31.0% year-over-year reaching $12,596, while mass table, slot and electronic table game (ETG) win per day climbed to $5.2 million, an increase of 48.6% year-over-year.  Hotel occupancy reached 84.9% with ADR of $169.

Visitation to the property continues to grow and approached 4.8 million visits in the quarter.

The following table summarizes our key operating results for Sands Cotai Central for the second quarter of 2014 compared to the second quarter of 2013:

	Three Months Ended
Sands Cotai Central Operations	June 30,
(Dollars in millions)	2014	2013	$ Change	Change
Revenues:
Casino	$712.8	$530.5	$182.3	34.4%
Rooms	73.2	48.0	25.2	52.5%
Food and Beverage	30.5	22.1	8.4	38.0%
Mall	11.3	8.8	2.5	28.4%
Convention, Retail and Other	6.8	5.6	1.2	21.4%
Less - Promotional Allowances	(49.8)	(31.0)	(18.8)	-60.6%
Net Revenues	$784.8	$584.0	$200.8	34.4%

Adjusted Property EBITDA	$249.0	$146.1	$102.9	70.4%
EBITDA Margin %	31.7%	25.0%		6.7 pts

Operating Income	$173.2	$78.5	$94.7	120.6%

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$12,404.4	$14,335.4	$(1,931.0)	-13.5%
Rolling Chip Win %(1)	2.97%	2.35%		0.62 pts

Non-Rolling Chip Drop	$1,881.7	$1,228.2	$653.5	53.2%
Non-Rolling Chip Win %	21.5%	22.1%		-0.6 pts

Slot Handle	$1,966.7	$1,249.6	$717.1	57.4%
Slot Hold %	3.5%	3.8%		-0.3 pts

Hotel Statistics

Occupancy %	84.9%	67.5%		17.4 pts
Average Daily Rate (ADR)	$169	$143	$26	18.2%
Revenue per Available Room (RevPAR)	$143	$97	$46	47.4%

(1)	This compares to our expected Rolling Chip win percentage of 2.7% to 3.0% (calculated before discounts and commissions).

Four Seasons Hotel Macao Second Quarter Operating Results

The Four Seasons Hotel Macao and Plaza Casino generated adjusted property EBITDA of $68.0 million in the second quarter of 2014, an increase of 10.0% compared to the year-ago quarter.  Non-Rolling Chip drop increased 97.0% in the second quarter of 2014 to reach $366.6 million, while Non-Rolling Chip win percentage was 21.9%.  Rolling Chip volume was $5.65 billion for the quarter. Rolling Chip win percentage was 3.08% in the quarter, exceeding both the expected range and the 2.93% experienced in the prior-year quarter. Slot handle decreased 6.4% to $170.4 million during the quarter.

The following table summarizes our key operating results for the Four Seasons Hotel Macao and Plaza Casino for the second quarter of 2014 compared to the second quarter of 2013:

Four Seasons Hotel Macao and	Three Months Ended
Plaza Casino Operations	June 30,
(Dollars in millions)	2014	2013	$ Change	Change
Revenues:
Casino	$197.7	$242.1	$(44.4)	-18.3%
Rooms	12.0	9.7	2.3	23.7%
Food and Beverage	7.3	6.2	1.1	17.7%
Mall	24.8	25.4	(0.6)	-2.4%
Convention, Retail and Other	0.9	1.0	(0.1)	-10.0%
Less - Promotional Allowances	(14.2)	(10.3)	(3.9)	-37.9%
Net Revenues	$228.5	$274.1	$(45.6)	-16.6%

Adjusted Property EBITDA	$68.0	$61.8	$6.2	10.0%
EBITDA Margin %	29.7%	22.6%		7.1 pts

Operating Income	$55.2	$48.1	$7.1	14.8%

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$5,647.9	$9,944.3	$(4,296.4)	-43.2%
Rolling Chip Win %(1)	3.08%	2.93%		0.15 pts

Non-Rolling Chip Drop	$366.6	$186.1	$180.5	97.0%
Non-Rolling Chip Win %	21.9%	22.5%		-0.6 pts

Slot Handle	$170.4	$182.0	$(11.6)	-6.4%
Slot Hold %	6.5%	6.2%		0.3 pts

Hotel Statistics

Occupancy %	85.8%	80.7%		5.1 pts
Average Daily Rate (ADR)	$410	$352	$58	16.5%
Revenue per Available Room (RevPAR)	$352	$284	$68	23.9%

(1)	This compares to our expected Rolling Chip win percentage of 2.7% to 3.0% (calculated before discounts and commissions).

Sands Macao Second Quarter Operating Results

Sands Macao’s adjusted property EBITDA decreased 6.8% compared to the same quarter last year to $82.3 million. Non-Rolling Chip drop increased 31.4% to reach $1.08 billion during the quarter, while slot handle increased 30.6% to reach $832.4 million. The property realized 3.20% win on Rolling Chip volume during the quarter, above the expected range of 2.70% to 3.00% and above the 2.62% generated in the year-ago quarter. Rolling Chip volume was $4.65 billion for the quarter.

The following table summarizes our key operating results for Sands Macao for the second quarter of 2014 compared to the second quarter of 2013:

	Three Months Ended
Sands Macao Operations	June 30,
(Dollars in millions)	2014	2013	$ Change	Change
Revenues:
Casino	$307.0	$287.5	$19.5	6.8%
Rooms	5.5	5.9	(0.4)	-6.8%
Food and Beverage	10.0	9.2	0.8	8.7%
Convention, Retail and Other	2.5	2.6	(0.1)	-3.8%
Less - Promotional Allowances	(12.2)	(10.5)	(1.7)	-16.2%
Net Revenues	$312.8	$294.7	$18.1	6.2%

Adjusted Property EBITDA	$82.3	$88.3	$(6.0)	-6.8%
EBITDA Margin %	26.3%	30.0%		-3.7 pts

Operating Income	$73.0	$79.7	$(6.7)	-8.4%

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$4,651.5	$5,818.2	$(1,166.7)	-20.1%
Rolling Chip Win %(1)	3.20%	2.62%		0.58 pts

Non-Rolling Chip Drop	$1,081.3	$822.9	$258.4	31.4%
Non-Rolling Chip Win %	17.5%	20.3%		-2.8 pts

Slot Handle	$832.4	$637.2	$195.2	30.6%
Slot Hold %	3.7%	4.1%		-0.4 pts

Hotel Statistics

Occupancy %	98.5%	95.0%		3.5 pts
Average Daily Rate (ADR)	$216	$242	$(26)	-10.7%
Revenue per Available Room (RevPAR)	$213	$230	$(17)	-7.4%

(1)	This compares to our expected Rolling Chip win percentage of 2.7% to 3.0% (calculated before discounts and commissions).

Marina Bay Sands Second Quarter Operating Results

Marina Bay Sands in Singapore generated adjusted property EBITDA of $417.8 million, an increase of 17.6% compared to the second quarter of 2013.  Rolling Chip win percentage of 3.45% in the second quarter of 2014 exceeded both the expected range and the 2.53% achieved in the second quarter of 2013.

Non-Rolling Chip drop was $1.11 billion during the quarter. Slot handle increased 11.7% to $3.07 billion for the quarter compared to the year-ago quarter. Total mass win per day during the quarter increased 3.8% to $4.68 million, compared to $4.51 million in the second quarter of 2013. Rolling Chip volume was $10.45 billion for the quarter.

The high-margin hotel room and retail mall segments of the property continued to reflect strong revenue growth of 7.6% and 12.6%, respectively. ADR increased to $409 during the quarter, driving a RevPAR increase of 7.4% compared to the same quarter last year.  Occupancy was 99.1% during the quarter.

The following table summarizes our key operating results for Marina Bay Sands for the second quarter of 2014 compared to the second quarter of 2013:

	Three Months Ended
Marina Bay Sands Operations	June 30,
(Dollars in millions)	2014	2013	$ Change	Change
Revenues:
Casino	$646.4	$590.3	$56.1	9.5%
Rooms	93.1	86.5	6.6	7.6%
Food and Beverage	46.7	44.2	2.5	5.7%
Mall	40.3	35.8	4.5	12.6%
Convention, Retail and Other	27.5	27.6	(0.1)	-0.4%
Less - Promotional Allowances	(49.3)	(44.9)	(4.4)	-9.8%
Net Revenues	$804.7	$739.5	$65.2	8.8%

Adjusted Property EBITDA	$417.8	$355.3	$62.5	17.6%
EBITDA Margin %	51.9%	48.1%		3.8 pts

Operating Income	$308.8	$255.1	$53.7	21.1%

Gaming Statistics
(Dollars in millions)

Rolling Chip Volume	$10,446.5	$14,371.6	$(3,925.1)	-27.3%
Rolling Chip Win %(1)	3.45%	2.53%		0.92 pts

Non-Rolling Chip Drop	$1,106.3	$1,163.7	$(57.4)	-4.9%
Non-Rolling Chip Win %	24.8%	23.4%		1.4 pts

Slot Handle	$3,066.7	$2,744.5	$322.2	11.7%
Slot Hold %	4.9%	5.0%		-0.1 pts

Hotel Statistics

Occupancy %	99.1%	99.4%		-0.3 pts
Average Daily Rate (ADR)	$409	$379	$30	7.9%
Revenue per Available Room (RevPAR)	$405	$377	$28	7.4%

(1)	This compares to our expected Rolling Chip win percentage of 2.7% to 3.0% (calculated before discounts and commissions).

Las Vegas Operations Second Quarter Operating Results

Adjusted property EBITDA at The Venetian Las Vegas and The Palazzo, including the Sands Expo and Convention Center, was $66.1 million for the quarter, a 4.9% increase compared to the second quarter of 2013.  Hotel ADR increased 8.8% to reach $223 in the quarter, compared to the second quarter of 2013.  RevPAR increased 6.9% to $201 in the quarter.  Table games drop decreased 20.2% in the quarter to $440.0 million while slot handle increased 1.7% to $483.6 million.

The following table summarizes our key operating results for our Las Vegas operations for the second quarter of 2014 compared to the second quarter of 2013:

	Three Months Ended
Las Vegas Operations	June 30,
(Dollars in millions)	2014	2013	$ Change	Change
Revenues:
Casino	$104.3	$105.1	$(0.8)	-0.8%
Rooms	126.5	120.6	5.9	4.9%
Food and Beverage	69.0	65.7	3.3	5.0%
Convention, Retail and Other	74.7	75.7	(1.0)	-1.3%
Less - Promotional Allowances	(21.4)	(21.4)	0.0	-
Net Revenues	$353.1	$345.7	$7.4	2.1%

Adjusted Property EBITDA	$66.1	$63.0	$3.1	4.9%
EBITDA Margin %	18.7%	18.2%		0.5 pts

Operating Income	$54.9	$49.5	$5.4	10.9%

Gaming Statistics
(Dollars in millions)

Table Games Drop	$440.0	$551.3	$(111.3)	-20.2%
Table Games Win %(1)	18.2%	15.9%		2.3 pts

Slot Handle	$483.6	$475.4	$8.2	1.7%
Slot Hold %	8.3%	8.7%		-0.4 pts

Hotel Statistics

Occupancy %	90.1%	91.6%		-1.5 pts
Average Daily Rate (ADR)	$223	$205	$18	8.8%
Revenue per Available Room (RevPAR)	$201	$188	$13	6.9%

(1)	This compares to our expected Baccarat win percentage of 22.0% to 30.0% and our expected non-Baccarat win percentage of 14.0% to 18.0% (calculated before discounts).

Sands Bethlehem Second Quarter Operating Results

Net revenues for Sands Bethlehem in Pennsylvania decreased 0.6% to $126.1 million and adjusted property EBITDA decreased 17.0% to $27.9 million for the second quarter of 2014. Table games drop increased 0.7% to $260.6 million for the quarter, while table games win percentage was 16.1%, which compared to 16.2% in the second quarter of 2013. Slot handle decreased 3.5% year-over-year to $1.02 billion for the quarter with slot hold percentage of 7.2%.

The following table summarizes our key operating results for Sands Bethlehem for the second quarter of 2014 compared to the second quarter of 2013:

	Three Months Ended
Sands Bethlehem Operations	June 30,
(Dollars in millions)	2014	2013	$ Change	Change
Revenues:
Casino	$117.1	$118.0	$(0.9)	-0.8%
Rooms	3.5	2.8	0.7	25.0%
Food and Beverage	6.9	7.5	(0.6)	-8.0%
Mall	0.8	0.7	0.1	14.3%
Convention, Retail and Other	4.4	4.1	0.3	7.3%
Less - Promotional Allowances	(6.6)	(6.3)	(0.3)	-4.8%
Net Revenues	$126.1	$126.8	$(0.7)	-0.6%

Adjusted Property EBITDA	$27.9	$33.6	$(5.7)	-17.0%
EBITDA Margin %	22.1%	26.5%		-4.4 pts

Operating Income	$20.2	$24.4	$(4.2)	-17.2%

Gaming Statistics
(Dollars in millions)

Table Games Drop	$260.6	$258.9	$1.7	0.7%
Table Games Win %(1)	16.1%	16.2%		-0.1 pts

Slot Handle	$1,018.3	$1,055.1	$(36.8)	-3.5%
Slot Hold %	7.2%	7.0%		0.2 pts

Hotel Statistics

Occupancy %	87.2%	72.5%		14.7 pts
Average Daily Rate (ADR)	$144	$143	$1	0.7%
Revenue per Available Room (RevPAR)	$126	$104	$22	21.2%

(1)	This compares to our expected table games win percentage of 14.0% to 16.0% (calculated before discounts).

Asian Retail Mall Operations

Gross revenue from tenants in the company’s retail malls on Macao’s Cotai Strip (The Venetian Macao, Four Seasons Macao and Sands Cotai Central) and Marina Bay Sands in Singapore reached $118.3 million for the second quarter of 2014, an increase of 10.3% compared to the second quarter of 2013.  Operating profit derived from these retail mall assets increased 12.7% for the quarter compared to the quarter one year ago, reaching $101.0 million.

	For The Three Months Ended June 30, 2014						TTM June 30, 2014
(Dollars in millions except per square foot data)	Gross Revenue(1)	Operating Profit	Operating Profit Margin	Gross Leasable Area (sq. ft.)		Occupancy % at End of Period	Tenant Sales Per Sq. Ft.(2)

Shoppes at Venetian	$42.0	$35.3	84.0%	755,876		95.9%	$1,563

Shoppes at Four Seasons
Luxury Retail	17.6	16.2	92.0%	142,562		100.0%	6,356
Other Stores	7.2	6.8	94.4%	113,326		91.3%	2,851
Total	24.8	23.0	92.7%	255,888		96.2%	5,593

Shoppes at Cotai Central	11.2	9.2	82.1%	312,848	(3)	97.8%	1,461
Total Cotai Strip in Macao	78.0	67.5	86.5%	1,324,612		96.4%	2,267

The Shoppes at Marina Bay Sands	40.3	33.5	83.1%	651,750		89.5%(4)	1,497

Total	$118.3	$101.0	85.4%	1,976,362		94.1%	$2,037

(1)	Gross revenue figures are net of intersegment revenue eliminations.
(2)	Tenant sales per square foot reflect sales from tenants only after the tenant has been open for a period of 12 months.
(3)	At completion of all phases, the Shoppes at Cotai Central will feature up to 600,000 square feet of gross leasable area.
(4)
This occupancy percentage reflects the ongoing repositioning of the mall in which approximately 44,000 square feet of gross leasable area is undergoing new fit-out but rent collection has not commenced.

Other Factors Affecting Earnings

Other Asia adjusted property EBITDA, which is principally comprised of our CotaiJet ferry operation, reflected a loss of $0.5 million during the quarter, compared to a loss of $2.1 million in the second quarter of 2013.

Pre-opening expenses increased to $16.1 million in the second quarter of 2014, compared to $1.0 million in the second quarter of 2013.

Depreciation and amortization expense was $264.0 million in the second quarter of 2014, compared to $251.0 million in the second quarter of 2013.

Interest expense, net of amounts capitalized, was $69.6 million for the second quarter of 2014, compared to $68.4 million in the prior-year quarter. Capitalized interest was $1.5 million during the second quarter of 2014, compared to $0.6 million during the second quarter of 2013.  Our weighted average borrowing cost in the second quarter of 2014 was approximately 2.6%.

Corporate expense was $45.1 million in the second quarter of 2014, compared to $46.5 million in the second quarter of 2013.

Other income, which was principally composed of foreign currency gains, was $2.2 million in the second quarter of 2014, compared to $3.9 million in the second quarter of 2013.

The company’s effective income tax rate for the second quarter of 2014 was 5.2%. The tax rate is primarily driven by a provision for the earnings from Marina Bay Sands at the 17% Singapore income tax rate.

The net income attributable to noncontrolling interests during the second quarter of 2014 of $181.4 million was principally related to Sands China Ltd.

Balance Sheet Items

Unrestricted cash balances as of June 30, 2014 were $3.29 billion.

As of June 30, 2014, total debt outstanding, including the current portion, was $10.38 billion.

Capital Expenditures

Capital expenditures during the second quarter totaled $275.1 million, including construction, development and maintenance activities of $221.0 million in Macao, $34.2 million in Las Vegas, $18.0 million at Marina Bay Sands and $1.9 million at Sands Bethlehem.

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Conference Call Information

The company will host a conference call to discuss the company's results on Wednesday, July 16, 2014 at 1:30 p.m. Pacific Time. Interested parties may listen to the conference call through a webcast available on the company’s website at www.lasvegassands.com.

Forward-Looking Statements

This press release contains forward-looking statements that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve a number of risks, uncertainties or other factors beyond the company’s control, which may cause material differences in actual results, performance or other expectations. These factors include, but are not limited to, general economic conditions, competition, new ventures, substantial leverage and debt service, government regulation, tax law changes, legalization of gaming, interest rates, future terrorist acts, influenza, insurance, gaming promoters, risks relating to our gaming licenses, certificate and subconcession, infrastructure in Macao and other factors detailed in the reports filed by Las Vegas Sands Corp. with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. Las Vegas Sands Corp. assumes no obligation to update such information.

Note 2

Adjusted net income excludes pre-opening expense, development expense, gain or loss on disposal of assets and loss on modification or early retirement of debt.

About Las Vegas Sands

Las Vegas Sands (NYSE: LVS) is the world's leading developer and operator of Integrated Resorts. Our collection of Integrated Resorts in Asia and the United States feature state of the art convention and exhibition facilities, premium accommodations, world-class gaming and entertainment, destination retail and dining including celebrity chef restaurants, and many other amenities.

Our properties include the five-diamond Venetian and Palazzo resorts and Sands Expo Center in Las Vegas, Sands Bethlehem in Eastern Pennsylvania, and the iconic Marina Bay Sands in Singapore.  Through our majority ownership in Sands China Ltd. (HK: 1928), LVS owns a portfolio of properties on the Cotai Strip in Macao, including The Venetian Macao, The Plaza and Four Seasons Hotel Macao and Sands Cotai Central, as well as the Sands Macao on the Macao Peninsula.

LVS is dedicated to being a good corporate citizen, anchored by the core tenets of delivering a great working environment for nearly 50,000 employees worldwide, driving impact through our Sands Cares corporate citizenship program and leading innovation with the company’s award-winning Sands ECO360° global sustainability program.  To learn more, please visit www.sands.com.

Contacts:

Investment Community:	Daniel Briggs	(702) 414-1221

Media:	Ron Reese	(702) 414-3607

Las Vegas Sands Corp.
Second Quarter 2014 Results
Non-GAAP Reconciliations

Within the company’s second quarter 2014 press release, the company makes reference to certain non-GAAP financial measures including “adjusted net income,” “hold-normalized adjusted net income,” “adjusted earnings per diluted share,” “hold-normalized adjusted earnings per diluted share,” “adjusted property EBITDA,” and “hold-normalized adjusted property EBITDA.”  Whenever such information is presented, the company has complied with the provisions of the rules under Regulation G and Item 2.02 of Form 8-K.  The specific reasons why the company’s management believes that the presentation of each of these non-GAAP financial measures provides useful information to investors regarding Las Vegas Sands Corp.’s financial condition, results of operations and cash flows has been provided in the Form 8-K filed in connection with this press release.

Adjusted property EBITDA consists of operating income (loss) before depreciation and amortization, amortization of leasehold interests in land, gain or loss on disposal of assets, pre-opening expense, development expense, royalty fees, stock-based compensation and corporate expense.  Reconciliations of GAAP operating income (loss) and GAAP net income attributable to Las Vegas Sands Corp. to adjusted property EBITDA and hold-normalized adjusted property EBITDA are included in the financial schedules accompanying this release.

Las Vegas Sands Corp. and Subsidiaries
Condensed Consolidated Statements of Operations
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013

Revenues:
Casino	$3,012,810	$2,674,129	$6,384,875	$5,410,183
Rooms	375,116	324,629	775,338	649,645
Food and beverage	194,196	174,772	396,983	360,101
Mall	119,073	107,993	228,104	193,454
Convention, retail and other	125,829	123,050	263,205	249,111
	3,827,024	3,404,573	8,048,505	6,862,494
Less - promotional allowances	(202,674)	(161,632)	(413,771)	(316,834)
	3,624,350	3,242,941	7,634,734	6,545,660
Operating expenses:
Resort operations	2,319,757	2,142,868	4,858,049	4,285,768
Corporate	45,123	46,481	95,800	102,753
Pre-opening	16,141	1,031	20,441	7,868
Development	4,217	6,002	5,909	11,353
Depreciation and amortization	264,016	251,048	525,063	503,605
Amortization of leasehold interests in land	10,040	10,108	20,066	20,275
Loss on disposal of assets	3,596	4,762	4,121	6,694
	2,662,890	2,462,300	5,529,449	4,938,316
Operating income	961,460	780,641	2,105,285	1,607,344
Other income (expense):
Interest income	5,697	3,236	11,500	7,029
Interest expense, net of amounts capitalized	(69,590)	(68,376)	(140,716)	(137,208)
Other income (expense)	2,194	3,893	(2,463)	1,785
Loss on modification or early retirement of debt	-	-	(17,964)	-
Income before income taxes	899,761	719,394	1,955,642	1,478,950
Income tax expense	(46,917)	(47,721)	(106,070)	(103,303)
Net income	852,844	671,673	1,849,572	1,375,647
Net income attributable to noncontrolling interests	(181,410)	(141,920)	(401,953)	(273,933)
Net income attributable to Las Vegas Sands Corp.	$671,434	$529,753	$1,447,619	$1,101,714

Earnings per share:
Basic	$0.83	$0.64	$1.79	$1.34
Diluted	$0.83	$0.64	$1.78	$1.33

Weighted average shares outstanding:
Basic	807,038,086	823,974,421	810,881,047	823,671,664
Diluted	809,224,051	827,901,261	813,304,140	827,701,270

Dividends declared per common share	$0.50	$0.35	$1.00	$0.70

Exhibit 1

Las Vegas Sands Corp. and Subsidiaries
Non-GAAP Measure
(In thousands)
(Unaudited)

The following are reconciliations of Operating Income (Loss) to Adjusted Property EBITDA:

Three Months Ended June 30, 2014

			Amortization		Pre-Opening
		Depreciation	of Leasehold	(Gain) Loss	and		(1)		Adjusted
	Operating	and	Interests	on Disposal	Development	Royalty	Stock-Based	Corporate	Property
	Income (Loss)	Amortization	in Land	of Assets	Expense	Fees	Compensation	Expense	EBITDA
Macao:
The Venetian Macao	$361,191	$36,195	$1,653	$457	$-	$-	$2,561	$-	$402,057
Sands Cotai Central	173,198	68,027	2,153	291	3,982	-	1,322	-	248,973
Four Seasons Hotel Macao and Plaza Casino	55,219	9,919	706	14	1,805	-	291	-	67,954
Sands Macao	73,047	8,430	353	35	-	-	454	-	82,319
Macao Property Operations	662,655	122,571	4,865	797	5,787	-	4,628	-	801,303
Marina Bay Sands	308,829	75,369	4,553	3,335	-	24,284	1,408	-	417,778
United States:
Las Vegas Operating Properties	54,919	45,974	-	(434)	-	(36,242)	1,898	-	66,115
Sands Bethlehem	20,208	7,746	-	(102)	63	-	-	-	27,915
United States Property Operations	75,127	53,720	-	(536)	63	(36,242)	1,898	-	94,030
Other Asia (2)	(16,348)	3,559	-	-	5	12,200	116	-	(468)
Other Development	(15,283)	158	622	-	14,503	-	-	-	-
Corporate	(53,520)	8,639	-	-	-	(242)	-	45,123	-
	$961,460	$264,016	$10,040	$3,596	$20,358	$-	$8,050	$45,123	$1,312,643

Three Months Ended June 30, 2013

			Amortization		Pre-Opening
		Depreciation	of Leasehold	Loss	and		(1)		Adjusted
	Operating	and	Interests	on Disposal	Development	Royalty	Stock-Based	Corporate	Property
	Income (Loss)	Amortization	in Land	of Assets	Expense	Fees	Compensation	Expense	EBITDA
Macao:
The Venetian Macao	$322,584	$34,031	$1,624	$1,106	$-	$-	$1,519	$-	$360,864
Sands Cotai Central	78,481	63,689	2,152	1,309	(118)	-	634	-	146,147
Four Seasons Hotel Macao and Plaza Casino	48,090	12,047	734	52	842	-	44	-	61,809
Sands Macao	79,738	7,838	353	4	-	-	405	-	88,338
Macao Property Operations	528,893	117,605	4,863	2,471	724	-	2,602	-	657,158
Marina Bay Sands	255,092	66,700	4,624	1,740	-	25,343	1,850	-	355,349
United States:
Las Vegas Operating Properties	49,514	46,781	-	551	1	(36,090)	2,212	-	62,969
Sands Bethlehem	24,362	9,043	-	-	61	-	113	-	33,579
United States Property Operations	73,876	55,824	-	551	62	(36,090)	2,325	-	96,548
Other Asia (2)	(16,901)	3,685	-	-	11	11,000	70	-	(2,135)
Other Development	(7,015)	158	621	-	6,236	-	-	-	-
Corporate	(53,304)	7,076	-	-	-	(253)	-	46,481	-
	$780,641	$251,048	$10,108	$4,762	$7,033	$-	$6,847	$46,481	$1,106,920

Six Months Ended June 30, 2014

			Amortization		Pre-Opening
		Depreciation	of Leasehold	(Gain) Loss	and		(1)		Adjusted
	Operating	and	Interests	on Disposal	Development	Royalty	Stock-Based	Corporate	Property
	Income (Loss)	Amortization	in Land	of Assets	Expense	Fees	Compensation	Expense	EBITDA
Macao:
The Venetian Macao	$790,802	$72,433	$3,306	$604	$-	$-	$4,996	$-	$872,141
Sands Cotai Central	368,294	134,132	4,306	611	4,397	-	2,439	-	514,179
Four Seasons Hotel Macao and Plaza Casino	155,136	19,697	1,412	52	4,134	-	564	-	180,995
Sands Macao	155,352	16,684	707	118	-	-	896	-	173,757
Macao Property Operations	1,469,584	242,946	9,731	1,385	8,531	-	8,895	-	1,741,072
Marina Bay Sands	640,283	146,840	9,092	3,373	-	50,536	2,815	-	852,939
United States:
Las Vegas Operating Properties	123,512	93,512	-	(719)	97	(74,431)	3,796	-	145,767
Sands Bethlehem	37,552	16,918	-	(67)	65	-	(22)	-	54,446
United States Property Operations	161,064	110,430	-	(786)	162	(74,431)	3,774	-	200,213
Other Asia (2)	(33,785)	7,147	-	149	34	24,400	173	-	(1,882)
Other Development	(19,175)	309	1,243	-	17,623	-	-	-	-
Corporate	(112,686)	17,391	-	-	-	(505)	-	95,800	-
	$2,105,285	$525,063	$20,066	$4,121	$26,350	$-	$15,657	$95,800	$2,792,342

Six Months Ended June 30, 2013

			Amortization		Pre-Opening
		Depreciation	of Leasehold	Loss	and		(1)		Adjusted
	Operating	and	Interests	on Disposal	Development	Royalty	Stock-Based	Corporate	Property
	Income (Loss)	Amortization	in Land	of Assets	Expense	Fees	Compensation	Expense	EBITDA
Macao:
The Venetian Macao	$634,468	$66,884	$3,278	$1,480	$121	$-	$3,115	$-	$709,346
Sands Cotai Central	139,372	126,103	4,306	1,312	5,369	-	1,206	-	277,668
Four Seasons Hotel Macao and Plaza Casino	88,781	23,347	1,440	65	1,649	-	79	-	115,361
Sands Macao	167,810	15,522	707	116	-	-	785	-	184,940
Macao Property Operations	1,030,431	231,856	9,731	2,973	7,139	-	5,185	-	1,287,315
Marina Bay Sands	547,774	136,728	9,301	2,594	-	52,034	3,699	-	752,130
United States:
Las Vegas Operating Properties	148,323	95,935	-	1,114	116	(73,514)	4,423	-	176,397
Sands Bethlehem	45,194	17,908	-	-	107	-	226	-	63,435
United States Property Operations	193,517	113,843	-	1,114	223	(73,514)	4,649	-	239,832
Other Asia (2)	(35,498)	7,382	-	13	251	22,000	128	-	(5,724)
Other Development	(13,167)	316	1,243	-	11,608	-	-	-	-
Corporate	(115,713)	13,480	-	-	-	(520)	-	102,753	-
	$1,607,344	$503,605	$20,275	$6,694	$19,221	$-	$13,661	$102,753	$2,273,553

(1)
During the three months ended June 30, 2014 and 2013, the Company recorded stock-based compensation expense of $10.1 million and $11.9 million, respectively, of which $1.9 million and $5.1 million, respectively, is included in corporate expense and $0.1 million and $0.0 million, respectively, is included in pre-opening and development expense on the Company's condensed consolidated statements of operations. During the six months ended June 30, 2014 and 2013, the Company recorded stock-based compensation expense of $26.2 million and $26.5 million, respectively, of which $10.3 million and $12.8 million, respectively, is included in corporate expense and $0.2 million and $0.0 million, respectively, is included in pre-opening and development expense on the Company's condensed consolidated statements of operations.

(2)	Primarily includes the results of the CotaiJet ferry operations.

Exhibit 2

Las Vegas Sands Corp. and Subsidiaries
Non-GAAP Measure
(In thousands)
(Unaudited)

The following are reconciliations of Adjusted Property EBITDA to Hold-Normalized Adjusted Property EBITDA:

Three Months Ended June 30, 2014

		(1)	(2)	Hold-Normalized
	Adjusted	Hold-Normalized	Hold-Normalized	Adjusted
	Property	Casino	Casino	Property
	EBITDA	Revenue	Expense	EBITDA

Macao Property Operations	$801,303	$(100,819)	$52,012	$752,496
Marina Bay Sands	417,778	(61,764)	12,459	368,473
United States:
Las Vegas Operating Properties	66,115	5,196	(913)	70,398
Sands Bethlehem	27,915	-	-	27,915
United States Property Operations	94,030	5,196	(913)	98,313
Other Asia	(468)	-	-	(468)
Other Development	-	-	-	-
Corporate	-	-	-	-
	$1,312,643	$(157,387)	$63,558	$1,218,814

Three Months Ended June 30, 2013

		(1)	(2)	Hold-Normalized
	Adjusted	Hold-Normalized	Hold-Normalized	Adjusted
	Property	Casino	Casino	Property
	EBITDA	Revenue	Expense	EBITDA

Macao Property Operations	$657,158	$-	$-	$657,158
Marina Bay Sands	355,349	35,908	(7,243)	384,014
United States:
Las Vegas Operating Properties	62,969	26,003	(4,571)	84,401
Sands Bethlehem	33,579	-	-	33,579
United States Property Operations	96,548	26,003	(4,571)	117,980
Other Asia	(2,135)	-	-	(2,135)
Other Development	-	-	-	-
Corporate	-	-	-	-
	$1,106,920	$61,911	$(11,814)	$1,157,017

(1)
For Macao Property Operations and Marina Bay Sands, this represents the estimated incremental casino revenue related to Rolling volume play that would have been earned or lost had the Company's current period win percentage equaled 2.85%.  This calculation will only be done if the current period win percentage is outside the expected range of 2.7% to 3.0%.

For the Las Vegas Operating Properties, this represents the estimated incremental casino revenue related to all table games play that would have been earned or lost had the Company's current period win percentage equaled 26.0% for Baccarat and 16.0% for non-Baccarat.  This calculation will only be done if the current period win percentages for Baccarat and non-Baccarat are outside the expected ranges of 22.0% to 30.0% and 14.0% to 18.0%, respectively.

For Sands Bethlehem, no adjustments have been, or will be, made.

These amounts have been offset by the estimated commissions paid and discounts and other incentives rebated directly or indirectly to customers.

(2)
Represents the estimated incremental expenses (gaming taxes, bad debt expense and commissions paid to third parties) that would have been incurred or avoided on the incremental casino revenue calculated in (1) above.

Exhibit 3

Las Vegas Sands Corp. and Subsidiaries
Non-GAAP Measure
(In thousands)
(Unaudited)

The following is a reconciliation of Net Income Attributable to Las Vegas Sands Corp. to Adjusted Property EBITDA and Hold-Normalized Adjusted Property EBITDA:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Net income attributable to Las Vegas Sands Corp.	$671,434	$529,753	$1,447,619	$1,101,714
Add (deduct):
Net income attributable to noncontrolling interests	181,410	141,920	401,953	273,933
Income tax expense	46,917	47,721	106,070	103,303
Loss on modification or early retirement of debt	-	-	17,964	-
Other (income) expense	(2,194)	(3,893)	2,463	(1,785)
Interest expense, net of amounts capitalized	69,590	68,376	140,716	137,208
Interest income	(5,697)	(3,236)	(11,500)	(7,029)
Loss on disposal of assets	3,596	4,762	4,121	6,694
Amortization of leasehold interests in land	10,040	10,108	20,066	20,275
Depreciation and amortization	264,016	251,048	525,063	503,605
Development expense	4,217	6,002	5,909	11,353
Pre-opening expense	16,141	1,031	20,441	7,868
Stock-based compensation (1)	8,050	6,847	15,657	13,661
Corporate expense	45,123	46,481	95,800	102,753
Adjusted Property EBITDA	$1,312,643	$1,106,920	$2,792,342	$2,273,553

Hold-normalized casino revenue (2)	(157,387)	61,911
Hold-normalized casino expense (2)	63,558	(11,814)
Hold-Normalized Adjusted Property EBITDA	$1,218,814	$1,157,017

(1) See Exhibit 2
(2) See Exhibit 3
_______________________

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data - Net Revenues
(In thousands)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
The Venetian Macao	$1,032,746	$894,706	$2,217,337	$1,766,918
Sands Cotai Central	784,776	584,002	1,612,359	1,171,181
Four Seasons Hotel Macao and Plaza Casino	228,492	274,089	598,508	497,309
Sands Macao	312,842	294,667	626,803	604,940
Marina Bay Sands	804,690	739,490	1,640,113	1,534,354
Las Vegas Operating Properties	353,075	345,730	735,733	757,271
Sands Bethlehem	126,123	126,759	243,306	249,675
Other Asia	36,686	36,408	71,847	70,281
Intersegment Eliminations	(55,080)	(52,910)	(111,272)	(106,269)
	$3,624,350	$3,242,941	$7,634,734	$6,545,660

_______________________

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data - Adjusted Property EBITDA as a Percentage of Net Revenues
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
The Venetian Macao	38.9%	40.3%	39.3%	40.1%
Sands Cotai Central	31.7%	25.0%	31.9%	23.7%
Four Seasons Hotel Macao and Plaza Casino	29.7%	22.6%	30.2%	23.2%
Sands Macao	26.3%	30.0%	27.7%	30.6%
Marina Bay Sands	51.9%	48.1%	52.0%	49.0%
Las Vegas Operating Properties	18.7%	18.2%	19.8%	23.3%
Sands Bethlehem	22.1%	26.5%	22.4%	25.4%
Other Asia	-1.3%	-5.9%	-2.6%	-8.1%

Total	36.2%	34.1%	36.6%	34.7%

Exhibit 4

Las Vegas Sands Corp. and Subsidiaries
Non-GAAP Measure - Adjusted Net Income; Hold-Normalized Adjusted Net Income; Adjusted Earnings Per Diluted Share; and Hold-Normalized Adjusted Earnings Per Diluted Share
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Net income attributable to Las Vegas Sands Corp.	$671,434	$529,753	$1,447,619	$1,101,714

Pre-opening expense, net	11,343	832	14,395	5,659
Development expense, net	4,217	6,002	5,909	11,353
Loss on disposal of assets, net	3,358	4,025	3,708	5,804
Loss on modification or early retirement of debt, net	-	-	12,611	-
Adjusted net income	$690,352	$540,612	$1,484,242	$1,124,530

Hold-normalized casino revenue (1)	(157,387)	61,911
Hold-normalized casino expense (1)	63,558	(11,814)
Income tax impact on hold adjustments	8,382	(4,873)
Noncontrolling interest impact on hold adjustments	14,569	-
Hold-normalized adjusted net income	$619,474	$585,836

(1) See Exhibit 3

Per diluted share of common stock:
Net income attributable to Las Vegas Sands Corp.	$0.83	$0.64	$1.78	$1.33

Pre-opening expense, net	0.01	-	0.02	0.01
Development expense, net	0.01	0.01	0.01	0.01
Loss on disposal of assets, net	-	-	-	0.01
Loss on modification or early retirement of debt, net	-	-	0.01	-
Adjusted earnings per diluted share	$0.85	$0.65	$1.82	$1.36

Hold-normalized casino revenue	(0.19)	0.08
Hold-normalized casino expense	0.08	(0.01)
Income tax impact on hold adjustments	0.01	(0.01)
Noncontrolling interest impact on hold adjustments	0.02	-
Hold-normalized adjusted earnings per diluted share	$0.77	$0.71

Weighted average diluted shares outstanding	809,224,051	827,901,261	813,304,140	827,701,270

Exhibit 5

Las Vegas Sands Corp. and Subsidiaries
Supplemental Data Schedule
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013

Room Statistics:
The Venetian Macao:
Occupancy %	89.1%	87.4%	91.7%	89.5%
Average daily room rate (ADR) (1)	$262	$227	$265	$229
Revenue per available room (RevPAR) (2)	$233	$199	$243	$205

Sands Cotai Central:
Occupancy %	84.9%	67.5%	86.9%	69.0%
Average daily room rate (ADR) (1)	$169	$143	$173	$148
Revenue per available room (RevPAR) (2)	$143	$97	$150	$102

Four Seasons Hotel Macao and Plaza Casino:
Occupancy %	85.8%	80.7%	86.4%	81.0%
Average daily room rate (ADR) (1)	$410	$352	$419	$361
Revenue per available room (RevPAR) (2)	$352	$284	$363	$292

Sands Macao:
Occupancy %	98.5%	95.0%	97.6%	94.9%
Average daily room rate (ADR) (1)	$216	$242	$254	$244
Revenue per available room (RevPAR) (2)	$213	$230	$248	$232

Marina Bay Sands:
Occupancy %	99.1%	99.4%	99.2%	99.0%
Average daily room rate (ADR) (1)	$409	$379	$418	$379
Revenue per available room (RevPAR) (2)	$405	$377	$415	$375

Las Vegas Operating Properties:
Occupancy %	90.1%	91.6%	89.5%	91.0%
Average daily room rate (ADR) (1)	$223	$205	$232	$208
Revenue per available room (RevPAR) (2)	$201	$188	$207	$189

Sands Bethlehem:
Occupancy %	87.2%	72.5%	78.0%	68.9%
Average daily room rate (ADR) (1)	$144	$143	$145	$141
Revenue per available room (RevPAR) (2)	$126	$104	$113	$97

Casino Statistics:
The Venetian Macao:
Table games win per unit per day (3)	$16,926	$16,788	$18,044	$17,325
Slot machine win per unit per day (4)	$358	$314	$373	$317
Average number of table games	649	559	662	542
Average number of slot machines	2,050	2,245	2,088	2,257

Sands Cotai Central:
Table games win per unit per day (3)	$17,171	$13,096	$18,744	$13,653
Slot machine win per unit per day (4)	$432	$245	$410	$246
Average number of table games	495	510	479	507
Average number of slot machines	1,748	2,143	1,822	2,150

Four Seasons Hotel Macao and Plaza Casino:
Table games win per unit per day (3)	$21,994	$23,601	$29,792	$21,900
Slot machine win per unit per day (4)	$790	$707	$805	$626
Average number of table games	127	155	128	150
Average number of slot machines	153	177	162	182

Sands Macao:
Table games win per unit per day (3)	$14,695	$11,537	$14,271	$12,255
Slot machine win per unit per day (4)	$375	$241	$343	$239
Average number of table games	253	304	261	296
Average number of slot machines	914	1,192	999	1,210

Marina Bay Sands:
Table games win per unit per day (3)	$11,311	$11,345	$11,793	$12,455
Slot machine win per unit per day (4)	$713	$674	$700	$691
Average number of table games	617	616	631	608
Average number of slot machines	2,335	2,253	2,363	2,232

Las Vegas Operating Properties:
Table games win per unit per day (3)	$3,737	$4,016	$3,945	$5,250
Slot machine win per unit per day (4)	$185	$193	$187	$196
Average number of table games	236	239	237	239
Average number of slot machines	2,385	2,360	2,385	2,406

Sands Bethlehem:
Table games win per unit per day (3)	$2,808	$3,139	$2,774	$3,081
Slot machine win per unit per day (4)	$266	$270	$257	$271
Average number of table games	164	147	163	144
Average number of slot machines	3,012	3,012	3,011	3,016

(1)	ADR is calculated by dividing total room revenue by total rooms occupied.

(2)	RevPAR is calculated by dividing total room revenue by total rooms available.

(3)	Table games win per unit per day is shown before discounts and commissions.

(4)	Slot machine win per unit per day is shown before deducting cost for slot points.

 Exhibit 6